Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference therein of our report dated March 31, 2014, in Post-Effective Amendment No. 1 to Registration Statement (Form F-1 on Form F-3 No. 333-195124) and related Prospectus of Can-Fite Biopharma Ltd. dated September 17, 2014.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
September 17, 2014	A Member of Ernst & Young Global